                                                                   EXHIBIT 3(ii)




                          AMENDED AND RESTATED BYLAWS

                                       OF

                                 EGROBILT, INC.

                              A TEXAS CORPORATION

                        (ADOPTED AS OF NOVEMBER 6, 1996)

                               TABLE OF CONTENTS

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ARTICLE I  OFFICES
       Section 1.   Registered Office   . . . . . . . . . . . . . . . . . . .  1
       Section 2.   Other Offices   . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II  SHAREHOLDERS
       Section 1.   Time and Place of Meetings  . . . . . . . . . . . . . . .  1
       Section 2.   Annual Meetings   . . . . . . . . . . . . . . . . . . . .  1
       Section 3.   Special Meetings  . . . . . . . . . . . . . . . . . . . .  1
       Section 4.   Notice  . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Section 5.   Closing of Share Transfer Records and Fixing
                      Record Dates  . . . . . . . . . . . . . . . . . . . . .  2
       Section 6.   List of Shareholders  . . . . . . . . . . . . . . . . . .  2
       Section 7.   Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Section 8.   Voting and Proxies  . . . . . . . . . . . . . . . . . . .  3
       Section 9.   No Action by Written Consent  . . . . . . . . . . . . . .  4
       Section 10.  Presence at Meetings by Means of
                      Communications Equipment  . . . . . . . . . . . . . . .  4
       Section 11.  Notice of New Shareholder Business  . . . . . . . . . . .  4

ARTICLE III  DIRECTORS
       Section 1.   Number of Directors   . . . . . . . . . . . . . . . . . .  5
       Section 2.   Vacancies   . . . . . . . . . . . . . . . . . . . . . . .  5
       Section 3.   General Powers  . . . . . . . . . . . . . . . . . . . . .  5
       Section 4.   Place of Meetings   . . . . . . . . . . . . . . . . . . .  6
       Section 5.   Annual Meetings   . . . . . . . . . . . . . . . . . . . .  6
       Section 6.   Regular Meetings  . . . . . . . . . . . . . . . . . . . .  6
       Section 7.   Special Meetings  . . . . . . . . . . . . . . . . . . . .  6
       Section 8.   Quorum and Voting   . . . . . . . . . . . . . . . . . . .  6
       Section 9.   Committees of the Board   . . . . . . . . . . . . . . . .  7
       Section 10.  Compensation of Directors   . . . . . . . . . . . . . . .  7
       Section 11.  Action by Unanimous Consent   . . . . . . . . . . . . . .  7
       Section 12.  Presence at Meetings by Means of
                      Communications Equipment  . . . . . . . . . . . . . . .  8
       Section 13.  Reliance Upon Books   . . . . . . . . . . . . . . . . . .  8

ARTICLE IV  NOTICES
       Section 1.   Form of Notice  . . . . . . . . . . . . . . . . . . . . .  8
       Section 2.   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Section 3.   When Notice Unnecessary   . . . . . . . . . . . . . . . .  8

ARTICLE V  OFFICERS
       Section 1.   General   . . . . . . . . . . . . . . . . . . . . . . . .  9
       Section 2.   Election  . . . . . . . . . . . . . . . . . . . . . . . .  9
       Section 3.   Chairman of the Board   . . . . . . . . . . . . . . . . .  9

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       Section 4.   President   . . . . . . . . . . . . . . . . . . . . . . .  9
       Section 5.   Vice Presidents   . . . . . . . . . . . . . . . . . . . . 10
       Section 6.   Assistant Vice Presidents   . . . . . . . . . . . . . . . 10
       Section 7.   Secretary   . . . . . . . . . . . . . . . . . . . . . . . 10
       Section 8.   Assistant Secretaries   . . . . . . . . . . . . . . . . . 11
       Section 9.   Chief Financial Officer   . . . . . . . . . . . . . . . . 11
       Section 10.  Bonding   . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI  CERTIFICATES REPRESENTING SHARES
       Section 1.   Form of Certificates  . . . . . . . . . . . . . . . . . . 11
       Section 2.   Lost Certificates   . . . . . . . . . . . . . . . . . . . 12
       Section 3.   Transfer of Shares  . . . . . . . . . . . . . . . . . . . 12
       Section 4.   Registered Shareholders   . . . . . . . . . . . . . . . . 12
       Section 5.   Annual Statement  . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VII  INDEMNIFICATION OF OFFICERS AND DIRECTORS
       Section 1.   General   . . . . . . . . . . . . . . . . . . . . . . . . 13
       Section 2.   Insurance   . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VIII  GENERAL PROVISIONS
       Section 1.   Distributions and Share Dividends   . . . . . . . . . . . 14
       Section 2.   Reserves  . . . . . . . . . . . . . . . . . . . . . . . . 14
       Section 3.   Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . 14
       Section 4.   Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       Section 5.   Resignation   . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IX  AMENDMENTS TO BYLAWS

ARTICLE X  REQUIRED VOTE ON BUSINESS COMBINATIONS WITH RELATED PERSONS

                          AMENDED AND RESTATED BYLAWS
                                       OF
                                 ERGOBILT, INC.

                        (ADOPTED AS OF NOVEMBER 6, 1996)

                                   ARTICLE I
                                    OFFICES

       Section 1. Registered Office. The registered office of the Corporation shall be located at 5000 Quorum Place, Suite 147, City of Dallas, Dallas County, Texas, or such other county as the Board of Directors of this Corporation (the "Board") may from time to time designate.

       Section 2. Other Offices. The Corporation may also have offices at such other places both in and/or outside the State of Texas as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

       Section 1. Time and Place of Meetings. Meetings of the shareholders shall be held at such time and at such place in or outside the State of Texas, as shall be determined by the Board.

       Section 2. Annual Meetings. Annual meetings of shareholders ("Annual Shareholders' Meeting") shall be held on such date and at such time as shall be determined by the Board. At each Annual Shareholder' Meeting, the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

       Section 3. Special Meetings. Special meetings ("Special Shareholders' Meetings") of the shareholders may be called only by: (i) the Chairman of the Board, (iii) any two (2) members of the Board; (ii) the President of the Corporation; or (iv) shareholders holding no less than fifty percent (50%) of the shares entitled to vote at said special meeting. The Board, from time to time, by resolution duly adopted by a majority of its members may amend these Bylaws to authorize other person or persons to call Special Shareholders' Meetings.

       Section 4. Notice. Written or printed notice stating the place, day and hour of any Annual Shareholders' Meeting and, in the case of a Special Shareholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than thirty (30) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, President, Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at such shareholder's address as it last appears on the Corporation's share transfer records.

       Section 5. Closing of Share Transfer Records and Fixing Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any Annual Shareholders' Meeting, Special Shareholders' Meeting, or any adjournment of any of said meetings, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records are closed for the purpose of determining shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

       Section 6. List of Shareholders. The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

       Section 7. Quorum. A quorum shall be deemed present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or are represented by proxy, unless otherwise provided by the Articles of Incorporation in accordance with the Act. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned. The subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum is not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting), until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

       Section 8. Voting and Proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporations Act (the "Act"), and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation or these Bylaws (as said Articles or Bylaws are now or are hereinafter in effect) or by resolution of the Board in accordance with the Act.

       Unless otherwise provided in the Articles of Incorporation or these Bylaws (as now or hereinafter in effect) in accordance with the Act, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

       At every meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the Articles of Incorporation as now or hereinafter in effect (including the resolution of the Board [or a committee thereof] creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation as now or are hereinafter in effect. At each election of directors, every shareholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation.

       Every proxy shall be in writing and be executed by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this Section 8. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

       Shares standing in the name of a corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of such corporation may determine.

       Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

       Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his or her name, if such authority is contained in an appropriate order of the court appointing the receiver.

       A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

       Treasury shares, shares of this Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

       Section 9. No Action by Written Consent. No action or vote of the shareholders may be taken by written consent.

       Section 10. Presence at Meetings by Means of Communications Equipment. Shareholders may not participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment.

       Section 11. Notice of New Shareholder Business. In the event a shareholder desires to bring any business ("New Shareholder Business") before an Annual or Special Shareholders' Meeting, such shareholder must give prior written notice to the Secretary of the Corporation, which notice must be given no less than ninety (90) and no more than one hundred twenty (120) days prior to the meeting date. If less than one hundred (100) days prior notice of the meeting is given to the shareholders, then the shareholder's notice of New Shareholder Business must be received no later than the tenth (10th) day following the date the notice of the meeting was mailed. A Shareholder's notice of New Shareholder Business shall set forth in reasonable detail as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws, the language of the proposed amendment; (ii) the name and record address of the shareholder proposing such New Shareholder Business; (iii) the class and number of the shares of the Corporation which are beneficially owned by such shareholder; and (iv) any material interest of such shareholder in such New Shareholder Business.

                                  ARTICLE III
                                   DIRECTORS

       Section 1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board, but in no case shall the number of directors be less than five (5) nor more than nine
(9). No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each Annual Shareholders' Meeting by the holders of shares entitled to vote in the election of directors, except as provided in Section 2 of this Article III, and each director shall hold office until the next succeeding annual meeting of shareholders following his or her election and until his or her successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

       Section 2. Vacancies. Subject to other provisions of this Section 2, any vacancy occurring in the Board may be filled by election at an Annual Shareholders' Meeting or any Special Shareholders' Meeting called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board as fixed by Section 8 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an Annual Shareholders' Meeting or at a Special Shareholders' Meeting called for that purpose or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board may not fill more than two (2) such directorships during the period between any two successive Annual Shareholders' Meetings. Shareholders holding a majority of shares then entitled to vote at an election of directors may, at any time terminate the term of office of all or any of the directors for cause only by a vote at any Annual Shareholders' Meeting or any Special Shareholders' Meeting called for that purpose. The Board may remove a director for cause upon the vote of a majority of the members of the Board (excluding the director whose removal is sought). Such removal for cause shall be effective immediately upon such shareholder or Board of Director action even if successors are not elected simultaneously. The vacancies on the Board caused by such action shall be filled only by election by the shareholders.

       Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

       Section 3. General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board, which may do or cause to be done all such lawful acts and things as are not by the Act, the Articles of Incorporation or these Bylaws (as now or are hereinafter in effect) directed or required to be exercised or done by the shareholders. The Board shall consider and approve all material contracts and agreements of the Corporation.

       Section 4. Place of Meetings. The Board of the Corporation may hold meetings, both regular and special, either in or outside the State of Texas.

       Section 5. Annual Meetings. The first meeting of each newly elected Board ("Annual Board Meeting") shall be held, without further notice, immediately following the Annual Shareholders' Meeting at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed.

       Section 6. Regular Meetings. Regular meetings of the Board ("Regular Board Meetings") may be held with or without notice at such time and place as the Board may determine by resolution.

       Section 7. Special Meetings. Special meetings of the Board ("Special Board Meetings") may be called by or at the request of the Chief Executive Officer or President and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call Special Board Meetings may fix the place for holding any such meeting called by such person or persons. Notice of any Special Board Meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telex, telecopy, telegram or other means of immediate communication, and at least seventy-two (72) hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any Regular or Special Board Meeting need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in Section 2 of Article IV of these Bylaws. A director's attendance at a meeting shall constitute a waiver of notice of such meeting, except where a director has attended a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 8. Quorum and Voting. At all meetings of the Board, the presence of a majority of the number of directors fixed in the manner provided in Section 1 of this Article III shall constitute a quorum for the transaction of business. At all meetings of committees of the Board (if one or more be designated in the manner described in Section 9 of this Article III), the presence of a majority of the number of directors fixed from time to time by resolution of the Board to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board or a committee of the Board at which there is a quorum shall be the act of the Board or the committee, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws as now or are hereinafter in effect. Directors may not vote or take action by written consent by proxy. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board or of a committee of the Board to authorize such business transaction. If a quorum is not present at any meeting of the Board or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum is present.

       Section 9.  Committees of the Board.

              Section 9.1. General. The Board may, by resolution passed by a majority of the whole Board, designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board designating the committee or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of the Corporation, except where action of the Board is required by the Act or by the Articles of Incorporation. as now or hereinafter are in effect. Any member of a committee of the Board may be removed, for or without cause, by the affirmative vote of a majority of the whole Board. If any vacancy or vacancies occur in a committee of the Board caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board when required.

              Section 9.2. Limitations on Authority. Notwithstanding the general power of the Board of Directors to establish committees pursuant to Paragraph 9.1 above, the Board shall have no right to delegate to any committee, including a compensation and/or stock option committee, the right and power to determine the compensation, bonuses, stock options, or other compensation or benefits provided to any of the executive officers of this Corporation, wich power shall at all times remain vested in the Board and shall be exercised upon the vote of the majority of the members of the Board. For the purposes of these Bylaws, the term "executive officers" shall mean the president/chief executive officer, the chairman of the Board, the secretary, the chief financial officer, and all vice-presidents. Additional officers may be included in the definition of "executive officers" upon resolution adopted by a majority of the members of the Board.

       Section 10. Compensation of Directors. Unless otherwise provided by resolution of the Board, members of the Board or of any committee thereof shall not be entitled to receive any stated salary for their services. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such services.

       Section 11. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written





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
consent, setting forth the action so taken, is signed by all the members of the Board or the committee, as the case may be. Such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board.

       Section 12. Presence at Meetings by Means of Communications Equipment. Members of the Board of the Corporation or any committee designated by the Board may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 13. Reliance Upon Books. Directors and members of any committee designated by the Board shall, in the performance of their duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

                                   ARTICLE IV
                                    NOTICES

       Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws as now or are hereinafter in effect, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively. Any such notice may be given in writing, by mail, postage prepaid, or by telex, telecopy, or telegram, or other means of immediate communication, addressed or transmitted to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid. Any notice required or permitted to be given by telex, telecopy, telegram, or other means of immediate communication shall be deemed to be given at the time of actual delivery.

       Section 2. Waiver. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws as now or hereinafter in effect, any notice is required to be given to any director or shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

       Section 3. When Notice Unnecessary. Whenever, under the provisions of the Act, the Articles of Incorporation or these Bylaws as now or hereinafter in effect, any notice is required to be given to any shareholder, such notice need not be given to the shareholder if:

              (a) notice of two (2) consecutive Annual Shareholders' Meeting and all notices of meetings held during the period between those two meetings, if any, or





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
              (b) all, but in no event less than two (2) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

                                   ARTICLE V
                                    OFFICERS

       Section 1. General. The elected officers of the Corporation shall be a Chairman of the Board, a President and a Secretary. The Board may also elect or appoint one or more Vice Presidents, with or without such descriptive titles as the Board shall deem appropriate, a Chief Financial Officer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers as may be deemed necessary, all of whom shall also be officers. Two
(2) or more offices may be held by the same person.

       Section 2. Election. The Board shall elect the officers of the Corporation at each Annual Board Meeting of the Board. The Board may appoint such other officers and agents as it deems necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board except the Chairman of the Board. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

       Section 3. Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of shareholders and the Board. To the extent permitted by applicable law, upon resolution adopted by the Board, the Chairman of the Board may possess the same powers as the President to execute contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board or by amendment to these Bylaws.

       Section 4. President. The President shall be the Chief Executive Officer of the Corporation and shall be subject to the control and supervision of the Board.. The President shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board and the shareholders are carried into effect. The President also shall have general authority to execute bonds, deeds and contracts in the name of the Corporation which may be authorized by the Board; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chairman of the Board; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws. In the absence of the Chairman of the Board, the President shall preside at the meeting of the Board and the shareholders. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board or by amendment to these Bylaws.

       Section 5. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act and the absence , inability or refusal of the Chairman of the Board to act, the Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in Section 9 of this Article for the Chief Financial Officer, and shall report directly to the Chief Executive Officer of the Corporation.

       Section 6. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

       Section 7. Secretary. The Secretary shall attend and record minutes of the proceedings of all meetings of the Board and any committees thereof and all meetings of the shareholders. He shall file the records of such meetings in one or more books to be kept by him for that purpose. Unless the Corporation has appointed a transfer agent or other agent to keep such a record, the Secretary shall also keep at the Corporation's registered office or principal place of business a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. He shall give, or cause to be given, notice of all meetings of the shareholders and Special Board Meetings, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

       Section 8. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

       Section 9. Chief Financial Officer. The Chief Financial Officer, if any (or the Vice President in charge of finance, if one be elected), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Chief Financial Officer shall be under the supervision of the Vice President in charge of finance, if any, and he shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or any such Vice President in charge of finance.

       Section 10. Bonding. If required by the Board, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

       Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board and shall be numbered consecutively and entered in the share transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number and class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Act or the Articles of Incorporation to be described on certificates representing shares, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation.
Either the seal of the Corporation or the signatures of the Corporation's officers or both may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

       Section 2. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 3. Transfer of Shares. Shares of stock shall be transferable only on the share transfer records of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation, these Bylaws or any agreement among shareholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 4. Registered Shareholders. Except as otherwise provided in the Act or other Texas law, the Corporation shall be entitled to regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of the record date fixed pursuant to Section 5 or
Section 6 of Article II hereof) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

       Section 5. Annual Statement. The Board shall present at each Annual Shareholders' Meeting and when called for at any Special Shareholders' Meeting upon the vote of shareholders'





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
holding no less than fifty percent (50%) of the outstanding voting stock of the Corporation, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Section 1. General. This Corporation shall indemnify, to the fullest extent permitted by, and in the manner permitted, under the Act, any person who was, is, or is threatened to be made, a named defendant or respondent in a "proceeding" (as defined in Article 2.02-1 of the Act) because the person is or was a director of the Corporation. The Corporation shall also indemnify similarly any officer, key employee or consultant of the Corporation made a party to a proceeding by reason of the fact that he is or was an officer, key employee or consultant of the Corporation. The provisions of this Article VII shall be applicable to persons who have ceased to be directors, officers, key employees or consultants of the Corporation and shall inure to the benefit of their heirs, executors, and administrators.

       The personal liability of a director to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director is hereby eliminated to the fullest extent permitted under applicable law. The terms of the preceding sentence, however, shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

       Section 2. Insurance. The Corporation may purchase or maintain insurance on behalf of any officer, director, employee or consultant of the Corporation ("Corporate Functionary") against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her against the liability under the Act or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Board. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

       Section 1. Distributions and Share Dividends. Distributions or share dividends to the shareholders of the Corporation, subject to the provisions of the Act and the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board at any meeting of the Board. Distributions may be declared and paid in cash or in property (other than shares or rights to acquire shares of the Corporation), provided that all such declarations and payments of distributions, and all declarations and issuances of share dividends, shall be in strict compliance with all applicable laws and the Articles of Incorporation.

       Section 2. Reserves. The Board, may create by resolution, out of the surplus of the Corporation such reserve or reserves as the Board from time to time, in its discretion, deems proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board deems beneficial to the Corporation. The Board may increase, decrease or abolish any reserve in the same manner in which it was created.

       Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

       Section 4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

       Section 5. Resignation. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IX
                              AMENDMENTS TO BYLAWS

       Unless otherwise provided by the Articles of Incorporation or a bylaw adopted by the Board, these Bylaws may be amended or repealed, or new bylaws may be adopted, by either: (i) a vote of two-thirds (2/3) of the members of the Board, or (ii) a vote of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.





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
                                   ARTICLE X
                     REQUIRED VOTE ON BUSINESS COMBINATIONS
                              WITH RELATED PERSONS

       In addition to any vote required by law or agreement, the affirmative vote of at least two-thirds (2/3) of either (i) the outstanding voting shares of the Corporation or (ii) the Board shall be required to approve, authorize, adopt or consummate by the Corporation and any of its subsidiaries any "business combination" with a "related person." For the purposes of these Bylaws, the term "business combination" shall be deemed to include (i) any merger or consolidation of the Corporation with or into a "related person,"
(ii) any merger or consolidation of a "related person" with or into the Company, (iii) any transfer of a substantial part (20% or more) of the assets of the Company to a "related person," (iv) any transfer of a substantial part (20% or more) of the assets of a "related person" to the Company, (v) the issuance of any securities of the Company to a "related person," (vi) certain reclassifications and recapitalization, (vii) any partial or complete liquidation, spin-off, split-off, or split-up or similar transaction of the Company involving a "related person," and (viii) any transaction, event, agreement, contract, commitment or other arrangement that provides for, is intended to or is likely to have an effect similar to the above. The term "related person" shall be deemed to include, but shall not be limited to, any person that owns or is the beneficial owner of five percent (5%) or more of the outstanding shares of the Company entitled to vote for the election of the Company's directors. A related person's voting shares shall be excluded from the calculation of required votes relating to a "business combination."





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
                                 CERTIFICATION

       I, the undersigned, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Amended and Restated Bylaws of ErgoBilt, Inc., adopted by its Board of Directors and Shareholders by written consent actions dated as of November 6, 1996.




                                      ------------------------------------------
                                      P. Michael Sullivan, Secretary





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